UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 07, 2007

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Exhibits

On August 7, 2007, the Company reported results for the second quarter ended June 30, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the ‘Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press release dated August 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 7, 2007

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	August 7, 2007
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2007

GLENDALE, California - PS Business Parks, Inc. (AMEX:PSB) reported operating results for the second quarter ended June 30, 2007.

Net income allocable to common shareholders for the three months ended June 30, 2007 was $3.8 million or $0.17 per diluted share on revenues of $67.5 million compared to $4.4 million or $0.20 per diluted share on revenues of $59.3 million for the same period in 2006. Net income allocable to common shareholders for the six months ended June 30, 2007 was $9.7 million or $0.45 per diluted share on revenues of $132.8 million compared to $9.5 million or $0.44 per diluted share on revenues of $118.2 million for the same period in 2006.

Revenues increased $8.2 million for the three months ended June 30, 2007 as a result of an increase of $5.9 million from acquired properties combined with an increase of $2.2 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the three months ended June 30, 2007 decreased over the same period of 2006 by $614,000 or $0.03 per diluted share resulting from a decrease in the gain on disposition of real estate partially offset by an increase in total net operating income.

Revenues increased $14.6 million for the six months ended June 30, 2007 as a result of an increase of $11.2 million from acquired properties combined with an increase of $3.3 million from the Company’s Same Park portfolio. Net income allocable to common shareholders for the six months ended June 30, 2007 increased from the same period of 2006 by $247,000 or $0.01 per diluted share resulting from an increase in total net operating income partially offset by a decrease in the gain on disposition of real estate.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended June 30, 2007 and 2006 were $30.0 million, or $1.03 per diluted share, and $25.2 million, or $0.87 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the six months ended June 30, 2007 was $59.6 million, or $2.05 per diluted share, compared to $51.9 million, or $1.79 per diluted share, for the same period in 2006. The increase in FFO for the three and six months ended June 30, 2007 over the same periods of 2006 was primarily due to an increase in total net operating income partially offset by an increase in preferred equity cash distributions.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three and six months ended June 30, 2007 and 2006:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
FFO per common share, before adjustments	$1.03	$0.93	$2.05	$1.85
Application of EITF Topic D-42	—	(0.06)	—	(0.06)
FFO per common share, as reported	$1.03	$0.87	$2.05	$1.79

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2006 are referred to as “Other Facilities.” For the three and six months ended June 30, 2007 and 2006, the Same Park portfolio constitutes 17.5 million rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2006 through June 30, 2007 and represents approximately 90% of the total square footage of the Company’s portfolio for the six months ended June 30, 2007.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2007 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2007	2006	Change	2007	2006	Change
Rental income:
Same Park (17.5 million rentable square feet) (1)	$59,043	$56,847	3.9%	$117,825	$114,533	2.9%
Other facilities (1.9 million rentable square feet) (2)	8,232	2,312	256.1%	14,574	3,380	331.2%
Total rental income	67,275	59,159	13.7%	132,399	117,913	12.3%
Cost of operations:
Same Park	18,207	17,474	4.2%	36,486	35,192	3.7%
Other facilities	2,815	721	290.4%	4,975	949	424.2%
Total cost of operations	21,022	18,195	15.5%	41,461	36,141	14.7%
Net operating income (3):
Same Park	40,836	39,373	3.7%	81,339	79,341	2.5%
Other facilities	5,417	1,591	240.5%	9,599	2,431	294.9%
Total net operating income	46,253	40,964	12.9%	90,938	81,772	11.2%
Other income and expenses:
Facility management fees	182	146	24.7%	365	295	23.7%
Interest and other income	1,189	1,573	(24.4%)	2,990	3,573	(16.3%)
Interest expense	(1,012)	(517)	95.7%	(2,119)	(1,030)	105.7%
Depreciation and amortization	(24,916)	(20,950)	18.9%	(46,556)	(41,536)	12.1%
General and administrative	(2,112)	(1,872)	12.8%	(3,814)	(3,522)	8.3%
Income from continuing operations before minority interest	$19,584	$19,344	1.2%	$41,804	$39,552	5.7%
Same Park gross margin (4)	69.2%	69.3%	(0.1%)	69.0%	69.3%	(0.4%)
Same Park weighted average for the period:
Occupancy	93.6%	93.1%	0.5%	93.5%	92.9%	0.6%
Annualized realized rent per square foot (5)	$14.42	$13.96	3.3%	$14.41	$14.10	2.2%

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of June 30, 2007 that are not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended June 30, 2007.

Ratio of FFO to fixed charges (1)	45.0x
Ratio of FFO to fixed charges and preferred distributions (1)	2.9x
Debt and preferred equity to total market capitalization (based on common stock price of $63.37 at June 30, 2007)	32.5%
Available under line of credit at June 30, 2007	$100.0 million

(1)	Fixed charges include interest expense of $1.0 million.

Property Acquisition

Subsequent to June 30, 2007, the Company acquired Fair Oaks Corporate Center, a 125,000 square foot multi-tenant office park located in Fairfax, Virginia, for $25.4 million, including transaction costs. The park, which was 99.2% leased at the time of acquisition, has 15 tenants in four separate single story buildings.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. Since inception of the program through June 30, 2007, the Company has repurchased an aggregate of 3.3 million shares of common stock at an aggregate cost of $102.6 million (average cost of $31.18 per share). During the six months ended June 30, 2006, the Company repurchased 84,100 shares of common stock at a cost of $4.4 million. No shares were repurchased during the six months ended June 30, 2007.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on August 6, 2007. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 28, 2007 to shareholders of record on September 13, 2007.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2007, PSB wholly owned approximately 19.4 million rentable square feet with 3,800 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (2.9 million sq. ft.), Texas (2.8 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, August 8, 2007, at 8:00 a.m. (PDT) to discuss the second quarter results. The toll free number is 1-800-399-4409; the conference ID is 7009209. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 15, 2007 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

SELECTED FINANCIAL DATA

(Unaudited, in thousands)

	At June 30, 2007	At December 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$72,437	$66,282
Real estate facilities, before accumulated depreciation	$1,927,876	$1,793,219
Total assets	$1,553,568	$1,462,864
Total debt	$61,392	$67,048
Preferred stock called for redemption	$—	$50,000
Minority interest – common units	$162,518	$165,469
Minority interest – preferred units	$94,750	$82,750
Perpetual preferred stock	$716,250	$572,500
Common shareholders’ equity	$474,684	$482,703

Total common shares outstanding at period end	21,337	21,311
Total common shares outstanding at period end, assuming conversion of all Operating Partnership units into common stock	28,642	28,616

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

Revenues:
Rental income	$ 67,275	$ 59,159	$ 132,399	$ 117,913
Facility management fees	182	146	365	295
Total operating revenues	67,457	59,305	132,764	118,208
Expenses:
Cost of operations	21,022	18,195	41,461	36,141
Depreciation and amortization	24,916	20,950	46,556	41,536
General and administrative	2,112	1,872	3,814	3,522
Total operating expenses	48,050	41,017	91,831	81,199
Other income and expenses:
Interest and other income	1,189	1,573	2,990	3,573
Interest expense	(1,012)	(517)	(2,119)	(1,030)
Total other income and expenses	177	1,056	871	2,543
Income from continuing operations before minority interests	19,584	19,344	41,804	39,552
Minority interests in continuing operations:
Minority interest in income – preferred units:	(1,752)	(2,781)	(3,351)	(5,562)
Minority interest in income – common units	(1,294)	(1,097)	(3,324)	(2,665)
Total minority interests in continuing operations	(3,046)	(3,878)	(6,675)	(8,227)
Income from continuing operations	16,538	15,466	35,129	31,325
Discontinued operations:
Loss from discontinued operations	—	(28)	—	(125)
Gain on disposition of real estate	—	1,617	—	2,328
Minority interest in earnings attributable to discontinued operations – common units	—	(404)	—	(560)
Income from discontinued operations	—	1,185	—	1,643

Net income	16,538	16,651	35,129	32,968
Net income allocable to preferred shareholders:
Preferred stock distributions:
Preferred stock distributions	12,757	10,598	25,425	21,853
Redemption of preferred stock	—	1,658	—	1,658
Total preferred stock distributions	12,757	12,256	25,425	23,511

Net income allocable to common shareholders	$ 3,781	$ 4,395	$ 9,704	$ 9,457
Net income per common share – basic:
Continuing operations	$ 0.18	$ 0.15	$ 0.46	$ 0.37
Discontinued operations	$ —	$ 0.06	$ —	$ 0.08
Net income	$ 0.18	$ 0.21	$ 0.46	$ 0.44
Net income per common share – diluted:
Continuing operations	$ 0.17	$ 0.15	$ 0.45	$ 0.36
Discontinued operations	$ —	$ 0.05	$ —	$ 0.08
Net income	$ 0.17	$ 0.20	$ 0.45	$ 0.44
Weighted average common shares outstanding:
Basic	21,334	21,311	21,325	21,373
Diluted	21,681	21,585	21,692	21,648

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 3,781	$ 4,395	$ 9,704	$ 9,457
Adjustments:
Gain on disposition of real estate	—	(1,617)	—	(2,328)
Depreciation and amortization	24,916	20,950	46,556	41,563
Minority interest in income – common units	1,294	1,501	3,324	3,225
FFO allocable to common shareholders/unit holders	$ 29,991	$ 25,229	$ 59,584	$ 51,917

Weighted average common shares outstanding	21,334	21,311	21,325	21,373
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	347	274	367	275
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	28,986	28,890	28,997	28,953

Diluted FFO per common share equivalent	$ 1.03	$ 0.87	$ 2.05	$ 1.79

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$ 29,991	$ 25,229	$ 59,584	$ 51,917

Adjustments:
Capital improvements	(3,069)	(1,859)	(4,891)	(2,863)
Tenant improvements	(3,062)	(5,539)	(7,501)	(9,082)
Lease commissions	(1,378)	(2,277)	(2,412)	(2,788)
Straight-line rent	(51)	(1,031)	(259)	(1,620)
Stock compensation expense	1,065	719	1,704	1,245
In-place lease adjustment	(36)	59	(9)	112
Lease incentives, net of tenant improvement reimbursements	52	133	111	263
Impact of EITF Topic D-42	—	1,658	—	1,658
FAD	$ 23,512	$ 17,092	$ 46,327	$ 38,842

Distributions to common shareholders/unit holders	$ 12,602	$ 8,290	$ 20,904	$ 16,598

Distribution payout ratio	53.6%	48.5%	45.1%	42.7%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, capitalized leasing commissions and straight-line rent from FFO and adding stock compensation expense, amortization of lease incentives, in-place rents adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.